Exhibit 23.1

[letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated April 7, 2003 except with respect to Note 19 which is as of March 8, 2004, which appears in NetEase.com, Inc.’s Amendment No. 2 to Annual Report on Form 20-F/A for the year ended December 31, 2002 in the Registration Statement on Form S-8 (No. 333-100069) of NetEase.com, Inc.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

July 7, 2004